Exhibit 99.1




                      For Immediate Release
                For Further Information, Contact:
            Brian Arsenault, SVP, Investor Relations
                          207 761-8517



          Banknorth Group to Present at Two Conferences


February 26, 2003 -- Banknorth Group, Inc. (NYSE: BNK) announced today that senior executives of the Company will present at two conferences in early March.

On Wednesday, March 5, William J. Ryan, Banknorth Chairman, President and Chief Executive Officer, will participate in a Northeast Regional Banking Panel at the Sandler O'Neill & Partners West Coast Financial Services Conference being held at the Four Seasons Resort, Aviara, North San Diego, California.
The panel will be conducted from 7:10 a.m. to 8: 20 a.m., Pacific
Time.

A webcast of the panel discussion is available at Banknorth's website - www.banknorth.com, Investor Relations. The webcast can also be accessed via: http://www.sandleroneill.com. The conference will also be available via audio conference at 800 239-8730. Callers will need to reference the "Sandler O'Neill Conference."

On Thursday, March 6, Peter J. Verrill, Banknorth Chief Operating Officer and Chief Financial Officer, will present at Keefe, Bruyette & Woods Eastern Regional Bank Symposium at Le Meridien Hotel in Boston, Massachusetts. Mr. Verrill's presentation will be from 8:15 a.m. to 8:45 a.m. Eastern Time.

A webcast of Mr. Verrill's presentation will be available at Banknorth's website - www.banknorth.com. The webcast is also available at www.kbw.com.